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                                                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Industrial Acoustics Company, Inc. (the "Company") on Form S-3 (File No. 33-94276) of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



                                               /s/ Coopers & Lybrand L.L.P.

                                               Coopers & Lybrand L.L.P.

New York, New York
March 27, 1997